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                                                                      Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                            Nine Months Ended September 30
                                           ---------------------------------
                                                     1999              1998
                                           ---------------------------------
Earnings (Losses) per common share
  Basic and diluted                                 $1.29            ($0.44)
Average shares outstanding

  Basic and diluted                               668,360           668,360